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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qwest Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-3 (333-156101) of Qwest Corporation (the Company) of our report dated February 18, 2009, with respect to the consolidated balance sheets of Qwest Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder's equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Qwest Corporation.

        Our report with respect to the consolidated financial statements refers to the Company's adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 effective January 1, 2007.

KPMG LLP

Denver, Colorado February 18, 2009

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm